9


                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of the 13th of August, 2004, by and between Forum Funds, a Delaware business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Brown Investment Advisory Incorporated, a Maryland corporation, with its principal office and place of business at 901 S. Bond Street, Suite 400, Baltimore, Maryland 21231 (the "Advisor").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series; and

         WHEREAS, the Trust desires that the Advisor perform investment advisory services for each series of the Trust listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Advisor hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby employs the Advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Advisor accepts this employment and agrees to render its services for the compensation set forth herein.

         (b) In connection therewith, the Trust has delivered to the Advisor copies of: (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectuses and Statements of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); and (iv) all procedures adopted by the Trust with respect to the Funds (i.e., repurchase agreement procedures), and shall promptly furnish the Advisor with all amendments of or supplements to the foregoing. The Trust shall deliver to the Advisor: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing the Advisor and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that the Advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Advisor has delivered, or will deliver within 45 days, to the Trust a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Advisor shall promptly furnish the Trust with all amendments of or supplements to the foregoing at least annually.

         SECTION 2.  DUTIES OF THE TRUST

         In order for the Advisor to perform the services required by this Agreement, the Trust: (i) shall cause all service providers to the Trust to furnish information to the Advisor and to assist the Advisor as may be required; and (ii) shall ensure that the Advisor has reasonable access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  DUTIES OF THE ADVISOR

         Subject to the delegation of any of the following duties to one or more persons as permitted by Section 9 of this Agreement, the Advisor, at its own expense, shall render the following services to the Trust:

         (a) The Advisor will make decisions with respect to all purchases and sales of securities and other investment assets on behalf of each Fund consistent with the Fund's investment objectives, policies and restrictions. To carry out such decisions, the Advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other investments for the Funds, the Advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by each Fund.

         Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Advisor may allocate brokerage on behalf of the Funds to broker-dealers who provide research services. The Advisor may aggregate sales and purchase orders of the assets of the Funds with similar orders being made simultaneously for other accounts advised by the Advisor or its affiliates. Whenever the Advisor simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Advisor, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (b) The Advisor will report to the Board at each meeting thereof as requested by the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Advisor, and on its own initiative, will furnish the Board from time to time with such information as the Advisor may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Funds maintain investments,

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

or otherwise. The Advisor will also furnish the Board with such statistical and analytical information with respect to investments of the Funds as the Advisor may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Funds, the Advisor will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Funds.

         (c) The Advisor will from time to time employ or associate with such persons as the Advisor believes to be particularly fitted to assist in the execution of the Advisor's duties hereunder, the cost of performance of such duties to be borne and paid by the Advisor. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) On an annual basis, the Advisor shall report on its compliance with its Code to the Board and upon the written request of the Trust, the Advisor shall permit the Trust, or its representatives to examine the reports required to be made to the Advisor under the Code. The Advisor will notify the Trust of any change of control of the Advisor and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Advisor, in each case prior to or promptly after such change.

         (e) The Advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Advisor pursuant to this Agreement required to be prepared and maintained by the Advisor or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust, which are in possession of the Advisor, shall be the property of the Trust. The Trust, or its representatives, shall have access to such books and records at all times during the Advisor's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Advisor to the Trust or its representatives.

         (f) The Advisor will cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to those accountants for the performance of the accountants' duties.

         (g) The Advisor will provide the Funds' custodian and fund accountant on each business day with such information relating to all transactions concerning the Funds' assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Advisor is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Advisor for each asset for which the Funds' fund accountant does not obtain prices in the ordinary course of business.

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

         (h) The Advisor shall authorize and permit any of its directors, officers and employees who may be duly elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

         (i) The Advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         SECTION 4.  COMPENSATION; EXPENSES

         (a) In consideration of the foregoing, the Trust shall pay the Advisor, with respect to each Fund, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. Reimbursement shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Advisor such compensation as shall be payable prior to the effective date of termination.

         (b) The Advisor shall reimburse expenses of each Fund or waive its fees to the extent necessary to maintain a Fund's expense ratio at an agreed-upon amount for a period of time specified in a separate letter of agreement. The Advisor's reimbursement of a Fund's expenses shall be estimated and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Advisor for such month.

         (c) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         (d) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (i) the fee payable under this Agreement; (ii) the fees payable to each administrator under an agreement between the administrator and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, its trustees and officers, and fidelity bond premiums; (vi) fees and expenses of third parties, including the Trust's independent public accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds' transmission expenses; (xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its

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

existence; (xiii) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (xvi) costs of reproduction, stationery, supplies and postage; (xvii) fees and expenses of the Trust's trustees and officers; (xviii) the costs of personnel (who may be employees of the Advisor, an administrator or their respective affiliated persons) performing services for the Trust; (xix) costs of Board, Board committee, shareholder and other corporate meetings; (xx) SEC registration fees and related expenses; (xxi) state, territory or foreign securities laws registration fees and related expenses; and (xxii) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar matters.

         SECTION 5.  STANDARD OF CARE

         (a) The Trust shall expect of the Advisor, and the Advisor will give the Trust the benefit of, the Advisor's best judgment and efforts in rendering its services to the Trust. The Advisor shall not be liable hereunder for mistake of judgment or mistake of law or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Advisor against any liability to the Trust or to the Trust's security holders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor's duties hereunder, or by reason of the Advisor's reckless disregard of its obligations and duties hereunder.

         (b) The Advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Advisor's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund on the date above after approval by (1) a majority of the outstanding voting securities of that Fund and (2) a majority of the Board who are not interested parties of the Trust.

     (b) This Agreement shall remain in effect with respect to a Fund for a period of one year from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually: (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case; (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a

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

Fund, the Advisor may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty: (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Advisor; or (ii) by the Advisor on 60 days' written notice to the Trust. This Agreement shall terminate immediately upon its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISOR

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Advisor's right, or the right of any of the Advisor's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF ADVISOR

         The Advisor represents and warrants that: (i) it is either registered as an investment Advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect); (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Trust of the occurrence of any event that would disqualify the Advisor from serving as an investment Advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         SECTION 9.  SUBADVISORS

         (a) At its own expense, the Advisor may carry out any of its obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisors pursuant to the Advisers Act ("Subadvisors"). Despite the Advisor's ability to employ Subadvisors to perform the duties set forth in Section 3 of this Agreement, the Advisor shall retain overall supervisory responsibility for the general management and investment of each Fund's assets.

         (b) If authorized by exemptive order issued by the SEC to the Advisor and the Trust or by applicable law, and subject to the review and approval of the Board, the Advisor shall (i) evaluate, select, and recommend Subadvisors to manage all or a portion of each Fund's assets, (ii) enter into and amend Sub-Advisory Agreements with new or current Subadvisors; (iii) allocate and, when appropriate, reallocate each Fund's assets among multiple Subadvisors; (iv) terminate and replace any Subadvisor; (v) monitor and evaluate each Subadvisor's performance;

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
(vi) implement procedures  reasonably designed to ensure that Subadvisors comply
with  the  each  applicable   Fund's   investment   objective,   policies,   and
restrictions.

         (c) Each Subadvisor's employment will be evidenced by a separate written agreement approved by the Board and, if required by the 1940 Act, by the shareholders of each applicable Fund.

         SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Advisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 11.  RIGHTS TO NAME

         If the Advisor ceases to act as investment Advisor to the Trust or any Fund whose name includes the term "BrownIA" (the "Mark") or if the Advisor requests in writing, the Trust shall take prompt action to change the name of the Trust or any such Fund to a name that does not include the Mark. The Advisor may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the Advisor, including marks or symbols containing the Mark or any variation thereof, as the Advisor deems appropriate. Upon the Advisor's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the Mark and any such marks or symbols that may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Advisor. The Advisor may permit other parties, including other investment companies, to use the Mark in their names without the consent of the Trust. The Trust shall not use the Mark in conducting any business other than that of an investment company registered under the 1940 Act without the permission of the Advisor.

         SECTION 12.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

         (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

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

     (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York.

         (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between those parties with respect to the subject matter hereof, whether oral or written.

         (f) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of the Advisor shall be liable at law or in equity for the Advisor's obligations under this Agreement.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities",   "interested   person",   "affiliated   person,"   "control"   and
"assignment" shall have the meanings ascribed thereto in the 1940 Act.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        FORUM FUNDS

                                        ----------------------------------------
                                        David I. Goldstein
                                        President



                                        BROWN INVESTMENT ADVISORY INCORPORATED

                                        ----------------------------------------
                                        David M. Churchill
                                        Chief Financial Officer

                                     FORM OF
                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT


                                   Appendix A


(A)      FEES

                                                    FEE AS A % OF THE ANNUAL
FUNDS OF THE TRUST                          AVERAGE DAILY NET ASSETS OF THE FUND

Brown Advisory International Fund                             1.00%

(B)      OUT-OF-POCKET EXPENSES

The Fund will reimburse the Advisor for the amounts paid to an independent consultant to evaluate the performance of new and current Subadvisors up to an annual maximum of 0.05% of the Fund's average daily net assets, No reimbursements will be permitted unless the Board has authorized the retention of the independent consultant.

                                      A-1